                                                                                                      Exhibit B

TROPICAL SPORTSWEAR INT'L CORPORATION
CODE OF BUSINESS CONDUCT AND ETHICS

Purpose and Scope

Since our founding, we have insisted that all of our employees maintain the highest level of integrity in their dealings with us  and  on  our behalf,  including  dealings  with our banks, with our stockholders, with our customers and suppliers and with other persons and entities with whom we do business.

This Code of Business Conduct and Ethics is intended to document  the  principles  of conduct and  ethics to be followed by our directors,  officers  and  employees,  including our Chief Executive Officer, Chief
Financial Officer and our Chief Accounting Officer. Its purpose is to deter wrongdoing and to promote:

     o  Honest  and  ethical  conduct,  including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     o  Full, fair, accurate, timely, and  understandable  disclosure  in  the reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

     o  Compliance with applicable governmental laws, rules and regulations;

     o  The prompt internal reporting to an appropriate person or  persons  identified  in  the  Code  of violations of the Code; and

     o  Accountability for adherence to the Code.

We expect all of our directors, officers and employees to comply at all times with the principles in this
Code.  A violation of this Code by you is grounds for disciplinary  action up to and including  discharge and possible legal prosecution.

This Code does not summarize all of our policies. You must also comply with our other policies set out in our policy manual and elsewhere.

Fair Dealing

     o   You must at all times deal fairly  with our  customers,  suppliers,  competitors  and  employees.

     o   While we expect  you to try hard to  advance  our  interests,  we expect you to do so in a manner that is consistent with the highest standards of integrity and ethical dealing.

     o   You may not  take  unfair  advantage  of  anyone  through  manipulation,  concealment,  abuse  of privileged information, misrepresentation of facts, or any other unfair-dealing practice.

Compliance with Laws, Rules and Regulations (Including Insider Trading Laws)

     o   You  must  at  all  times  comply  with  the  letter and spirit of all applicable laws, rules and regulations. This includes,  without limitation,  laws  covering copyrights, trademarks and trade secrets,  information  privacy,  insider  trading,  illegal  political  contributions,  antitrust
         prohibitions,  foreign  corrupt  practices,  offering  or  receiving  gratuities,   environmental
         hazards,  employment  discrimination  or  harassment,  occupational  health and safety,  false or misleading financial information or misuse of corporate assets.

     o   You are strictly  prohibited from trading in our stock or other securities while in possession of material,  nonpublic  information  about our Company.  In addition,  you are strictly  prohibited from  recommending,  "tipping"  or  suggesting  that  anyone  else buy or sell our stock or other securities,  on the basis of material,  nonpublic information.  Please carefully read our Insider
         Trading Policy in full and contact our Chief Financial Officer if you have questions about it.

Accuracy of Books and Records

     o   You must honestly and accurately  report all business  transactions.  You are responsible for the accuracy of your records,  time sheets and  reports.  Accurate  information  is  essential to our ability to meet legal and regulatory obligations.

     o   All  Company  books,  records  and  accounts  must  accurately  reflect  the  true  nature of the transactions they record.

     o   Company  financial  statements  shall  conform  to generally  accepted  accounting  rules and our accounting policies.

     o   No undisclosed or unrecorded account or fund shall be established for any purpose.

     o   No false  or  misleading  entries  shall  be made in  Company books or  records  for any  reason, and no disbursement of corporate funds or other corporate property shall be made without adequate supporting documentation or for any purpose other than as described in the documents.

     o   If you  believe  that  Company  books and  records are not being  maintained  in accordance  with these  requirements,  you  should  report  the  matter  to your supervisor or our Chief Financial
         Officer.

Conflicts of Interest

     o   You must avoid conflicts of interest or the appearance of conflicts of interest.

     o   A "conflict  of  interest"  occurs when your  private  interest  interferes  in any way - or even appears to interfere -  with the interests of the Company as a whole.

     o   Conflict situations include:

         (1)    When you, or a member of your family,  will benefit  personally  from  something you do or fail to do that is not in the best interests of the Company;

         (2)    When you take  actions  or have  interests  that may make it  difficult  to  perform  your
                Company work objectively and effectively; and

         (3)    When you, or a member of your immediate  family,  receive improper  personal benefits as a result of your position in the Company.

     o   It is your  responsibility  to disclose any material  transaction or relationship that reasonably could be expected to give rise to a conflict  of interest to our Chief  Financial  Officer or, if you are an executive officer or director,  to the Board of Directors,  which shall be responsible for determining whether such transaction or relationship constitutes a conflict of interest.

Loans to Executive Officers and Directors

     o   We will not, directly or indirectly,  extend or maintain  credit,  or arrange for an extension of credit, in the form of a personal loan to or for any executive officer or director.

Corporate Opportunities

     o   You must not:

         (1) take for yourself personally  any  opportunity  of which you become  aware,  or to which you obtain access, through the use of corporate property, information or position;

         (2) make it possible for somebody other than the Company to take advantage of an  opportunity in any of our areas of business of which you become aware in the course of your  activities  on behalf of the Company, unless we have  expressly decided not to attempt to take advantage of the opportunity;

         (3) otherwise use corporate property, information, or position for personal gain; or

         (4) compete with us generally or with regard to specific transactions or opportunities.

     o   You owe a duty to us to advance our legitimate interests when the opportunity to do so arises.

Confidentiality

     o   You must  maintain  the  confidentiality  of  all  information  that we,  or our customers, have entrusted to you, except when disclosure is authorized or legally mandated.

     o   Confidential information includes all information that may be of use to our competitors, or that could be harmful to us or our customers, if disclosed.

     o   You must  comply  with all  confidentiality  policies  adopted by us from time to time, and with confidentiality provisions in agreements to which you or we are parties.

Protection and Proper Use of Company Assets

     o   You will in all practicable ways protect our assets and ensure their efficient use.

     o   Theft,  carelessness  and waste have a direct  impact on our  profitability.  All Company assets should be used only for legitimate business purposes.

Change in or Waiver of the Code

     o   Any waiver of any provision of this Code must be approved.

     o   With  regard to any waiver of any  provision  of this Code for a director or executive  officer, such  waiver  must be approved by the Board of  Directors  and  disclosed on a Form 8-K within 5 days.

     o   With regard to any employee who is not an  executive officer or director of our Company,  by the employee's supervisor or such other person as is designated by our Chief Executive Officer.

     o   Any waiver of  provisions  of this Code will be reported in filings  with the SEC and  otherwise reported  to our  stockholders  to the full extent  required  by the rules of the SEC and by any applicable  rules of any  securities exchange  or  securities  quotation  system  on  which  our securities are listed or quoted.

Compliance

     o   You  must  report  promptly any  violations  of  this  Code  (including  any  violations  of the requirement  of  compliance with law).  Failure to report a violation  can lead to  disciplinary action against  the  person who  failed to report  the  violation  which may be as severe as the disciplinary action against the person who committed the violation.

         Normally, a possible  violation of this Code by an employee other than an officer of our Company should be reported to the supervisor  of the employee who commits the  violation.  However,  any employee may anonymously report any possible violation to our whistle blower's hotline at:

     o   Company: EthicsPoint
         Phone #: 866-297-0224
         Website: www.ethicspoint.com

     o   A possible violation  of this Code by a director  or an officer  should be reported to our Chief
         Financial Officer.  If you believe that in a particular situation it would not be appropriate to report a possible  violation  by a director or officer to the Chief Financial  Officer,  you may report the  possible  violation  to our Chief  Executive  Officer, to the  Chairman of the Audit
         Committee of our Board of Directors,  or to any other officer or director of our Company to whom you believe it would be appropriate to report the possible violation.

     o   If you report a possible violation of this Code by another  person,  your  identity will be kept confidential, except to the extent that you consent to be identified or your  identification  is required by law.

     o   Possible violations may be reported orally or in writing and may be reported anonymously.

     o   We will not allow retaliation for reports of possible violations made in good-faith.

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CODE OF BUSINESS CONDUCT AND ETHICS

ACKNOWLEDGEMENT FORM

I  have  received  and read the Code of Business Conduct and Ethics (the  "Code") of  Tropical Sportswear
Int'l  Corporation  (the "Company"),  and  I  understand  its contents.  I agree to comply fully with the standards  contained  in  the  Code  and  the  Company's related policies,  procedures and guidelines.  I understand that I have an obligation to report any suspected  violations  of the Code that I am aware of.
I acknowledge  that the Code is a statement of policies  for  business  conduct and does not, in any way, constitute  an  employment  contract or an assurance of continued employment.

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                                                     Printed Name

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                                                     Signature

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                                                     Date